Microsoft Word 11.0.6502;Sub-Item 77Q1(e): Copies of any new or amended Registrant investment advisory contracts


Fee Reduction Commitment dated February 25, 2005 on behalf of the Government Income Fund is hereby incorporated by reference to Exhibit 99(D)25 of post-effective amendment number 103 filed on June 17, 2005 (Accession No. 0000950123-05-007490).